UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☑
 Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CARDICA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 Preliminary Copy

CARDICA, INC.
 900 Saginaw Drive
 Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 13, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cardica, Inc., a Delaware corporation. The meeting will be held on November 13, 2012, at 11:30 a.m. local time at 900 Saginaw Drive, Redwood City, California 94063, for the following purposes:

1. To elect the six nominees for director named herein to hold office until our 2013 Annual Meeting and until their successors are elected and have qualified, or until such director’s death, resignation or removal.

2. To approve an amendment to our 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by 750,000 shares.

3. To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 65 million shares to 75 million shares.

4. To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013.

5. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is September 24, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the
 Stockholders’ Meeting to be Held on November 13, 2012:

 The proxy statement and annual report to stockholders are available at www.envisionreports.com/CRDC.

By Order of the Board of Directors,

Robert Y. Newell
Secretary

Redwood City, California
October      , 2012

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) has been included for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that broker, bank or other nominee.

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS	1

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL 1 ELECTION OF DIRECTORS	6

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8

PROPOSAL 2 APPROVAL OF AN AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN	14

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	22

PROPOSAL 3 APPROVAL OF INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	23

PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013	25

PRINCIPAL ACCOUNTANT FEES AND SERVICES	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29

EXECUTIVE COMPENSATION	30

TRANSACTIONS WITH RELATED PERSONS	36

HOUSEHOLDING OF PROXY MATERIALS	37

OTHER MATTERS	38

 Preliminary Copy

CARDICA, INC.
 900 Saginaw Drive
 Redwood City, California 94063

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS
November 13, 2012

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (the “Board”) of Cardica, Inc. (sometimes referred to as “Cardica,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2012 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

We intend to mail these proxy materials on or about October      , 2012, to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Thursday, November 13, 2012, at 11:30 a.m. local time at 900 Saginaw Drive, Redwood City, California 94063. Directions to the annual meeting may be found at www.cardica.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on September 24, 2012, will be entitled to vote at the annual meeting. On the record date, there were 36,945,005 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on September 24, 2012, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on September 24, 2012, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote at the annual meeting:

•
Election of the six directors named in this proxy statement to hold office until our 2013 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until such director’s death, resignation or removal;

•	Approval of an amendment to our 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by 750,000 shares;
•	Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 65 million shares to 75 million shares;
•	Ratification of the selection by the Audit Committee of the Board of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013; and

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy (Dr. Bernard A. Hausen and Mr. Robert Y. Newell) to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to our Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial the number provided on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 p.m., Pacific Time on November 12, 2012, to be counted.

•
To vote through the Internet, go to www.envisionreports.com/CRDC to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 p.m., Pacific Time on November 12, 2012, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide telephone and Internet proxy voting to allow you to vote your shares by telephone or online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your telephone or Internet access, such as usage charges from telephone companies and Internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of September 24, 2012.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all six nominees for director, “For” the approval of the amendment to our 2005 Plan, “For” the approval of the amendment to our Amended and Restated Certificate of Incorporation, and “For” the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013.  If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a written notice that you are revoking your proxy to our Secretary, Robert Y. Newell, at 900 Saginaw Drive, Redwood City, California 94063.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or internet proxy is the one that will be counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by June      , 2013. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by notifying our Corporate Secretary, in writing, no later than the close of business on September 14, 2013, nor earlier than the close of business on August 15, 2013. However, if our 2013 Annual Meeting of Stockholders is not held between October 14, 2013, and December 13, 2013, then the deadline for notifying our Corporate Secretary, in writing, will be not earlier than the close of business on the ninetieth (90th) day prior to the date of the 2013 Annual Meeting of Stockholders and not later than the close of business on the later of the sixtieth (60th) day prior the date of the 2013 Annual Meeting of Stockholders or, in the event public announcement of the date of the 2013 Annual Meeting of the Stockholders was first made by us fewer than seventy (70) days prior to the date of the 2013 Annual Meeting of Stockholders, the close of business on the tenth (10th) day following the date on which we first made a public announcement of the date of the 2013 Annual Meeting of Stockholders. The chairman of the 2013 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. Please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” votes and broker non-votes and, with respect to proposals other than the election of directors, votes “For” and “Against,” abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal 3. For Proposal 3, abstentions and broker non-votes will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain an instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items such as ratifying an independent registered public accounting firm, but not with respect to “non-discretionary” items. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals and elections of directors, even if not contested.  The shares that are not voted on non-discretionary matters are called broker non-votes. If you do not provide your broker with voting instructions on non-discretionary items, your shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•
For the election of directors, Proposal 1, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only “For” votes will affect the outcome. Broker non-votes will have no effect on this proposal.

•
To be approved, Proposal 2, the approval of an amendment to the 2005 Plan to increase the aggregate number of shares of common stock authorized for issuance by  750,000 shares, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy at the annual meeting and voting regarding Proposal 2. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on this proposal.

•
To be approved, Proposal 3, the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 65 million shares to  75 million shares, must receive a “For” vote from a majority of outstanding shares. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” votes.

•
To be approved, Proposal 4, the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy at the annual meeting and voting regarding Proposal 4. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares of stock entitled to vote are represented by stockholders present at the annual meeting in person or by proxy. On the record date, there were 36,945,005 shares outstanding and entitled to vote. Thus, 18,472,503 shares must be represented by stockholders present at the annual meeting in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum, a majority of the votes present at the annual meeting may adjourn the annual meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The letter to stockholders, proxy statement, form of proxy card and annual report to stockholders are available at www.envisionreports.com/CRDC.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board consists of six directors. There are six nominees for director this year. Each director to be elected and qualified will hold office until the 2013 Annual Meeting of Stockholders and until his successor is elected and qualified, or until the director’s death, resignation or removal. Each of the nominees listed below is currently a director who was previously elected by our stockholders. It is our policy to encourage nominees for director to attend the annual meeting. Five of the six directors then serving on our Board attended our 2011 annual meeting in person, and one attended telephonically.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by our Nominating Committee. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for the Board of Directors

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

The Nominating Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the our business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting or retaining members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Principal Position With the Company
Bernard A. Hausen, M.D., Ph.D.	52	President, Chief Executive Officer, Chief Medical Officer and Director
Kevin T. Larkin	63	Chairman of the Board
Richard P. Powers	68	Director
Jeffrey L. Purvin	60	Director
John Simon, Ph.D.	69	Director
William H. Younger, Jr.	62	Director

Bernard A. Hausen, M.D., Ph.D. has been our President and Chief Executive Officer since December 2000. Dr. Hausen co-founded Cardica in October 1997 and has served as a director and our Chief Medical Officer since inception. Dr. Hausen received a medical degree from Hannover Medical School in Germany in 1988 and was trained there as a general and cardiothoracic surgeon. Upon completion of his training, he received a Ph.D. degree in Medical Physiology in 1999. From 1996 to 2000, he was employed as a Senior Research Scientist in the Laboratory for Transplantation Immunology of the Department of Cardiothoracic Surgery at Stanford University. Until Dr. Hausen became our full-time employee in October 2000, he remained responsible for all surgery-related research in that laboratory. Dr. Hausen’s extensive experience with Cardica, which is a consequence of his being a founder of Cardica and his long tenure as President and Chief Executive Officer, and his involvement in all aspects of the business from product conception through development, clinical trials and regulatory clearance followed by market launch, bring necessary historic knowledge and leadership to the Board.

Kevin T. Larkin has been a director since December 2005 and was elected Chairman of the Board in January 2007. Mr. Larkin has been President, Chief Executive Officer and a director of TherOx, a medical device company, since May 2001. From July 1998 until April 2001, Mr. Larkin was President and Chief Executive Officer of CardioVasc, a medical device company. Mr. Larkin also has held senior sales and marketing management positions with Ventritex, Medtronic and Cordis. Mr. Larkin has been in the cardiovascular device field for 36 years, with broad business experience in both large and small companies in general management, strategy and sales and marketing.

Richard P. Powers has been a director and chairman of our Audit Committee since October 2005. Since November 2010, Mr. Powers has served as Executive Vice President of VisionCare Ophthalmic Technologies, Inc., a privately held medical device company.  From September 2009 to October 2010, Mr. Powers was a consultant to several medical device companies.  From June 2008 to August 2009, Mr. Powers was President and Chief Executive Officer of Aspire Medical Inc., a privately held medical device company. From October 2001 to March 2008, Mr. Powers was Vice President and Chief Financial Officer of Anesiva, Inc. (formerly Corgentech Inc.), a publicly held biotechnology company.  From February 1996 to August 2000, Mr. Powers served as Executive Vice President and Chief Financial Officer of CardioGenesis Corporation, a medical device company.  From January 1981 to August 1995, Mr. Powers held a number of senior management positions at Syntex Corporation, a biopharmaceutical company, including Senior Vice President and Chief Financial Officer.  Mr. Powers holds a B.S. degree in Accounting from Canisius College and an M.B.A. degree from the University of Rochester, New York.  Mr. Powers was a member of the board of directors of HemoSense, Inc., a medical diagnostics company, from September 2005 to November 2008.  Mr. Powers brings understanding of our financial statements and financial position, business perspective and accounting expertise to his role as chair of the Audit Committee of the Board.

Jeffrey L. Purvin has been a director since August 2006.  Mr. Purvin is the chief executive officer of Response Biomedical (TSK: RBM, OTCBB: RPBIF), which manufactures and sells world-wide in-vitro diagnostic tests and readers, and has been there since May 2012.  From November 2006 to December 2012, Mr. Purvin was chairman and chief executive officer of Calibra Medical, Inc., a privately held company developing medical devices for the treatment of diabetes.  Calibra was acquired by Johnson & Johnson in July 2012.  Mr. Purvin was the chairman and chief executive officer of Metrika, Inc., a privately held manufacturer and marketer of disposable diabetes monitoring products, from November 2004 until July 2006, when the company was sold to the Bayer Group.  Prior to Metrika, Mr. Purvin was President of the Interventional Products Division of Datascope Corporation, a diversified public medical device company (since acquired by Maquet, Inc.), from April 2001 until October 2004.  Before Datascope, Mr. Purvin spent more than 20 years at GlaxoSmithKline, where he concluded his service as Vice President, General Manager.  Mr. Purvin earned his M.B.A. in marketing from The Wharton School, University of Pennsylvania and his BA in psychology from Brown University.  Mr. Purvin’s expertise and background includes particular emphasis on new product development, new and established product marketing (worldwide), mergers & acquisitions and low COG’s manufacturing.

John Simon, Ph.D. has been a director since June 2001. Mr. Simon is a Managing Director of the investment banking firm, Allen & Company LLC, where he has been employed for over 25 years. He was a member of the board of directors for Neurogen Corporation, a biopharmaceutical company, from 1993 to December 2009, and continues to serve on the boards of several privately held companies. Mr. Simon holds a B.S. degree in Chemistry from The College of William & Mary, a Ph.D. degree in Chemical Engineering from Rice University, and both an M.B.A. degree in finance and a J.D. degree from Columbia University. Mr. Simon has broad experience in capital markets, corporate and financial strategy and has been instrumental in advising Cardica and the Board on raising the capital required to pursue Cardica’s goals.

William H. Younger, Jr. has been a director since August 2000. Mr. Younger is a managing director of the general partner of Sutter Hill Ventures, a venture capital firm, where he has been employed since 1981. Mr. Younger holds a B.S. degree in Electrical Engineering from the University of Michigan and an M.B.A. degree from Stanford University. Mr. Younger was a member of the board of directors of Vitria Technology, Inc., a software company, from 1997 to November 2005, and Omnicell, Inc., a company specializing in medication and supply management for hospitals, from 1992 to May 2012.  Having served on the Board for more than 10 years, Mr. Younger provides both a historic understanding of Cardica’s strategies, as well as provides board continuity.His business judgment and ability to counsel our management, developed as a managing director of a successful venture capital firm, provide a breadth of general business knowledge and transactional experience to the Board.

There are no family relationships among any of our executive officers and directors.

THE BOARD OF DIRECTORS RECOMMENDS
 A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined the following directors are independent directors, or were independent during the time in which they served on the Board, within the meaning of the applicable NASDAQ listing standards: Mr. Larkin, Mr. Powers, Mr. Purvin, Mr. Simon and Mr. Younger. In making this determination, the Board found that none of these directors have a material or other disqualifying relationship with us. Dr. Hausen does not qualify as an independent director because he is one of our executive officers.

Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Cardica, Inc. at 900 Saginaw Drive, Redwood City, California 94063. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation or Nominating Committee of the Board.

Board Leadership Structure

The Board has an independent chair, Mr. Larkin, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. Cardica believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of Cardica. In addition, Cardica believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of Cardica and its stockholders. As a result, Cardica believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of Cardica’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Cardica. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board Chair has responsibility for coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

Our Board met eight times during fiscal 2012. All directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were directors or committee members, respectively.

Information Regarding Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The following table provides membership and meeting information for fiscal 2012 for each of the Board committees:

Name	Audit		Compensation		Nominating
Bernard A. Hausen, M.D., Ph.D.
Kevin T. Larkin	X		X		X
Richard P. Powers	X	*
Jeffrey L. Purvin	X		X	*	X
John Simon, Ph.D.
William H. Younger, Jr.			X		X	*
Total meetings in fiscal 2012	8		7		1

*	Committee Chairperson.

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee:  evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; oversees and assesses the independence of the auditors; reviews with management financial information and earnings guidance provided to analysts and issued in press releases; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews with management and the independent registered public accounting firm our major financial risk exposures; reviews with the independent registered public accounting firm, and management if appropriate, any management or internal control letter issued by the independent registered public accounting firm, including any response thereto by management; periodically meets in separate sessions with the independent registered public accounting firm and management to discuss matters that any such party believes should be discussed privately with the Audit Committee; reviews with counsel, the independent registered public accounting firm and management any significant regulatory, other legal or any accounting initiatives or matters that may have a material impact on our financial statements, compliance programs or policies; reviews the results of management’s efforts to monitor compliance with the law and our Code of Business Conduct and Ethics; investigates any matter brought to the attention of the Audit Committee; prepares the report to be included in our annual proxy statement; reviews and assesses the adequacy of the Audit Committee’s Charter each year; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Audit Committee charter can be found on our corporate website at www.cardica.com. The Audit Committee of the Board met eight times during fiscal 2012.

Our Board annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all of the members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board has determined that Mr. Powers qualifies as an “audit committee financial expert,” as defined in the applicable U.S. Securities and Exchange Commission (the “SEC”) rules. The Board made a qualitative assessment of Mr. Powers’ level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed Cardica’s audited financial statements for the fiscal year ended June 30, 2012, with management of Cardica. In addition, the Audit Committee has discussed with Ernst & Young LLP, Cardica’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended,  “Communications with Audit Committees,”  as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee unanimously recommended to the Board that Cardica’s audited financial statements for the fiscal year ended June 30, 2012, be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

Richard P. Powers, Chair
Kevin T. Larkin
Jeffrey L. Purvin

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Cardica under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Compensation Committee

All of the members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met seven times during fiscal 2012.  Our Compensation Committee charter can be found on our corporate website at www.cardica.com.

The Compensation Committee reviews, modifies (as needed) and approves our overall compensation strategy and policies. In fulfilling these duties, the Compensation Committee is responsible for: reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate; evaluating and recommending to the Board for approval the compensation plans and programs advisable for us, as well as evaluating and recommending to the Board for approval the modification or termination of existing plans and programs; establishing policies with respect to equity compensation arrangements; and reviewing and approving the terms of any employment agreements and/or severance arrangements for our executive officers. The Compensation Committee also is responsible for recommending to the Board for determination and approval the compensation and other employment terms of our Chief Executive Officer, and is charged with evaluating the Chief Executive Officer’s performance in light of relevant corporate performance goals. The Compensation Committee:  recommends to the Board for determination and approval the compensation and other terms of employment of the other executive officers; reviews and recommends to the Board the type and amount of compensation to be paid or awarded to Board members; administers and recommends to the Board the adoption, amendment and termination of, our benefit plans; reviews and establishes appropriate insurance coverage for our directors and executive officers; reviews and assesses its own performance at least annually; and reviews and assesses the adequacy of the Compensation Committee Charter, and recommends any proposed changes to the Board for its consideration.

Compensation Committee Processes and Procedures.

Typically, our Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.  The Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under Cardica’s equity incentive plans to persons who are not:  (a) “Covered Employees” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) individuals with respect to whom Cardica wishes to comply with Section 162(m) of the Code; or (c) then subject to Section 16 of the Securities Exchange Act of 1934, as amended.  The operation of the Compensation Committee is subject to the Bylaws of Cardica as in effect from time to time and Section 141 of the Delaware General Corporation Law.  Pursuant to the Charter of the Compensation Committee, the Compensation Committee has the authority to determine the compensation of our executive officers other than the Chief Executive Officer; with respect to the Chief Executive Officer, Compensation Committee recommends to the Board the compensation of the Chief Executive Officer, and the Board approves the compensation of the Chief Executive Officer taking into account the recommendation of the Compensation Committee.  Historically, the Compensation Committee has made most significant determinations as to adjustments to annual compensation, bonus and equity awards and new performance objectives at one or more meetings held during the first quarter of the fiscal year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels; and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the performance evaluation is conducted by the Compensation Committee, which determines any adjustments to recommend regarding his compensation as well as awards to be granted. Generally, as part of the annual performance and compensation review of the Chief Executive Officer, the Compensation Committee formally requests and considers a fact-focused self assessment by the Chief Executive Officer. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of a compensation consultant including analyses of executive compensation paid at other companies identified by the consultant.

Executive compensation for fiscal 2012 was based upon the determinations and recommendations of the Compensation Committee after considering the information provided to the Compensation Committee, including our financial and operating performance, the alignment of the interests of our executive officers and stockholders, compensation at companies that the Compensation Committee considers to be comparable to us  and our ability to attract and retain qualified individuals. The Compensation Committee also considered our corporate goals, which are reviewed by the Compensation Committee and the Board, and, subject to their input, approved by the Board. For executive compensation decisions in fiscal 2012, including decisions relating to the grant of stock options to executive officers, the Compensation Committee considered the recommendations of Dr. Hausen, our Chief Executive Officer, with respect to other executive officers. In determining executive officer compensation recommendations, the Compensation Committee received documentary and analysis support from Robert Newell, our Chief Financial Officer. No compensation consultant was used in fiscal 2012. Other than Dr. Hausen and Mr. Newell, no other executive officers participated in the recommendation of the amount or form of named executive officer compensation in or with respect to fiscal 2012. A similar process was undertaken in establishing fiscal 2013 base salaries.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2012 are described in greater detail in the Executive Compensation section of this proxy statement.

Nominating Committee

The Nominating Committee of the Board is responsible for:  identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board); reviewing and evaluating incumbent directors; serving as the focal point for communication between such candidates, non-committee directors and our management; recommending annually to the Board the chairmanship and membership of each Board committee; recommending to the Board for selection candidates for election to the Board; and reviewing and assessing the adequacy of the Nominating Committee’s charter. Our Nominating Committee charter can be found on our corporate website at www.cardica.com. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating Committee met one time during fiscal 2012.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee considers diversity, experience, skills and such other factors as it deems appropriate given the Board’s and our current needs, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee also reviews each of such director’s overall service to us during their term, including level of participation, quality of performance and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee must be, and whether the nominee is, independent under applicable NASDAQ and SEC requirements, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects nominees for recommendation to the Board by majority vote. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating Committee has not received any director nominees from a stockholder or stockholders who are not members of our Board or management.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 900 Saginaw Drive, Redwood City, California 94063. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Cardica does not have a formal policy regarding board diversity; however, diversity is typically one of a number of factors that the committee takes into account in identifying nominees, and the Nominating Committee believes that it is important that the Board members represent diverse viewpoints.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with the Board or an individual director may send a written communication addressed as follows: Cardica Board Communication, 900 Saginaw Drive, Redwood City, CA 94063. Any communication sent must state the number of shares owned by the stockholder making the communication. The Chief Financial Officer will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed.

Code of Business Conduct and Ethics

The Board adopted the Cardica, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.cardica.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN

In October 2005, our Board adopted, and in December 2005, our stockholders approved, our 2005 Equity Incentive Plan (as amended, the “2005 Plan”). The 2005 Plan became effective on February 2, 2006, and was amended by the Board on September 29, 2006, October 10, 2007, August 13, 2008, October 1, 2009, September 22, 2010, and August 31, 2011, with the amendments approved by our stockholders on November 8, 2006, November 14, 2007, November 19, 2008, November 11, 2009, November 9, 2010, and November 17, 2011, respectively. The 2005 Plan will terminate on October 12, 2015, unless terminated earlier by our Board.

As of September 24, 2012, stock options covering an aggregate of 3,948,069 shares of common stock were outstanding, and awards other than stock options or stock appreciation rights covering an aggregate of 37,000 shares of common stock were outstanding, under all of our equity compensation plans, including the 2005 Plan. The weighted average exercise price of all outstanding stock options as of September 24, 2011, was approximately $2.37 and the weighted average remaining term of such options was approximately 4.8 years. As of September 24, 2012, there were 36,945,005 shares of our common stock outstanding. An aggregate of 584,619 shares of common stock have been issued pursuant to the exercise of awards issued under the 2005 Plan.

As of September 24, 2012, 3,985,069 shares of common stock were subject to outstanding awards under the 2005 Plan and 86,241 shares of common stock remained available for future grant under the 2005 Plan.  In addition, if any stock award under the 1997 Equity Incentive Plan (the “1997 Plan”) expires or otherwise terminates, in whole or in part, without having been exercised in full, or if any shares of common stock issued pursuant to a stock award under the 1997 Plan are forfeited back to us because of the failure to meet a contingency or condition required to vest such shares in the holder of the stock award, the share reserve of the 2005 Plan automatically increases by the number of shares of common stock not acquired or forfeited. The number of shares available for future grant under the 2005 Plan will also increase if shares covered by outstanding awards revert to the 2005 Plan as discussed more fully below under the heading “General.” No additional stock awards may be granted under the 1997 Plan.

Stockholders are requested in this Proposal 2 to approve the amendment to the 2005 Plan to increase the number of shares of common stock authorized for issuance thereunder by 750,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting regarding Proposal 2 will be required to approve the amendment to the 2005 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The terms and provisions of the 2005 Plan, as amended, are summarized below. This summary, however, does not purport to be a complete description of the 2005 Plan. The 2005 Plan, as amended, has been filed with the SEC as Annex A to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2005 Plan, as amended. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to our Secretary at Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063.

General

The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other forms of equity compensation, referred to collectively as stock awards, which may be granted to employees, including officers, non-employee directors and consultants. The Board or an authorized committee will, in its sole discretion, determine the criteria that will be used in selecting recipients of stock awards under the 2005 Plan.  As of September 24, 2012, approximately 59 employees and 8 non-employee directors and consultants were eligible to participate in the 2005 Plan.

The aggregate number of shares of common stock available for issuance under the 2005 Plan pursuant to stock awards will be 4,821,310 shares, if the amendment to the 2005 Plan is approved. In addition, if any stock award under the 1997 Plan expires or otherwise terminates, in whole or in part, without having been exercised in full, or if any shares of common stock issued pursuant to a stock award under the 1997 Plan are forfeited back to us because of the failure to meet a contingency or condition required to vest such shares in the holder of the stock award, the share reserve of the 2005 Plan automatically increases by the number of shares of common stock not acquired or forfeited.

Shares issued under the 2005 Plan may again become available for the grant of new awards under the 2005 Plan if shares are:

•	forfeited to or repurchased by us;

•	withheld to satisfy income and employment withholding taxes;

•	used to pay the exercise price of a stock award in a net exercise arrangement;

•	tendered to us to pay the exercise price of a stock award; or

•	cancelled pursuant to an exchange or repricing program approved by the stockholders

In addition, if a stock award granted under the 2005 Plan expires or otherwise terminates without being exercised in part or in full, the shares of common stock not acquired pursuant to the award again become available for subsequent issuance under the 2005 Plan. Shares issued under the 2005 Plan may be authorized but previously unissued shares or reacquired shares, including shares we have bought on the market.

No person may be granted awards covering more than 200,000 shares of common stock under the 2005 Plan during any calendar year pursuant to an appreciation-only stock award. An appreciation-only stock award is a stock award whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant. A stock option or stock appreciation right with an exercise or strike price equal to the value of the stock on the date of grant is an example of an appreciation-only award. This limitation is designed to help assure that any tax deductions to which we would otherwise be entitled upon the exercise of an appreciation-only stock award or upon the subsequent sale of shares purchased under such an award, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Code.

Administration

Our Board has delegated its authority to administer the 2005 Plan to our Compensation Committee. Subject to the terms of the 2005 Plan, our Board or an authorized committee, referred to as the plan administrator, determines recipients, dates of grant, the numbers and types of equity awards to be granted and the terms and conditions of the equity awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted, the purchase price of stock purchase awards and the strike price of stock appreciation rights.

The plan administrator does not have the authority to (a) reprice any outstanding stock award under the 2005 Plan after it has been granted, or (b) cancel and re-grant any outstanding stock award under the 2005 Plan, unless our stockholders have approved such an action within a 12 month period preceding or following such an event.

Terms of Stock Options

The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2005 Plan and applicable law, provided that (except in the case of some incentive stock options, as described below) the exercise price of an incentive or nonstatutory stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2005 Plan vest at the rate specified by the plan administrator.  As of September 24, 2012, the closing price of our common stock as reported on the NASDAQ Global Market was $1.47 per share.

Generally, the plan administrator determines the term of stock options granted under the 2005 Plan, up to a maximum of ten years (except in the case of some incentive stock options, as described below). Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than for cause, disability or death, the optionee may exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a specified period following cessation of service), the optionee or a beneficiary may exercise any vested options for a period of 12 months, in the event of disability, and 18 months, in the event of death. In no event, however, may an option be exercised beyond the expiration of its term.  If an optionee’s service relationship with us, or any of our affiliates, ceases due to cause, the stock option will cease to be exercisable immediately upon the participant’s termination.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash or check, (ii) a broker-assisted cashless exercise, (iii) the tender (by actual delivery or attestation) of common stock previously owned by the optionee, (iv) a net exercise of the option and (v) a deferred payment arrangement.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.

Tax Limitations on Incentive Stock Option Grants. Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the incentive stock option does not exceed five years from the date of grant.  Additionally, the aggregate maximum number of shares of common stock that may be issued under the 2005 Plan pursuant to the exercise of incentive stock options shall be 4,658,377 shares of common stock (including shares previously issued pursuant to the exercise of incentive stock options).

Terms of Stock Purchase Awards

The purchase price for stock purchase awards will not be less than the par value of our common stock. The purchase price for a stock purchase award may be payable:

•	in cash or by check;

•	according to a deferred payment arrangement;

•	in consideration of the recipient’s past or future services performed for us or our affiliates; or
•	in any other legal consideration approved by the plan administrator and permissible under applicable law.

Shares of our common stock acquired under a stock purchase award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Pursuant to our repurchase option, we will generally have the option to repurchase or reacquire any unvested shares upon a participant’s cessation of continuous service for any reason.  Rights to acquire shares under a stock purchase award may be transferred only upon such terms and conditions as set by the plan administrator.

Terms of Stock Bonus Awards

A stock bonus award may be granted in consideration for the recipient’s past or future services performed for us or our affiliates or any other form of legal consideration. Shares of our common stock acquired under a stock bonus award may, but need not, be subject to forfeiture to us in accordance with a vesting schedule to be determined by the plan administrator. Upon a participant’s cessation of continuous service for any reason, generally all shares or rights to acquire shares that have not vested as of such cessation of service will be forfeited.  Rights to acquire shares under a stock bonus award may be transferred only upon such terms and conditions as set by the plan administrator.

Terms of Stock Unit Awards

Payment of any purchase price may be made in any form permitted under applicable law; however, we will settle a payment due to a recipient of a stock unit award by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the stock unit award agreement. Additionally, dividend equivalents may be credited in respect to shares covered by a stock unit award. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Terms of Stock Appreciation Rights

The plan administrator determines the strike price for a stock appreciation right. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (i) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2005 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2005 Plan. If a participant’s service relationship with us, or any of our affiliates, ceases, then the participant, or the participant’s beneficiary, may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.

Other Equity Awards

The plan administrator may grant other awards related to our common stock. The plan administrator will set the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with such awards.

The plan administrator may additionally grant other stock awards which may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals, referred to as “performance awards”. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the plan administrator in its sole discretion. The maximum benefit to be received any individual in a calendar year attributable to such performance awards may not exceed the value of 200,000 shares of our common stock.

Changes to Capital Structure and Corporate Transactions

In the event that there is a specified type of change in our capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us, appropriate adjustments will be made to:

•	the number of shares reserved under the 2005 Plan;

•	the maximum number of shares that may be issued pursuant to the exercise of incentive stock options;

•	the maximum number of appreciation-only stock awards that can be granted in a calendar year; and

•	the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards.

In the event of specified significant corporate transactions, such as a sale of all or substantially all of our assets, a sale of at least 90% of our outstanding securities, a merger in which we are not the surviving entity, or a merger in which we are the surviving entity but our common stock outstanding immediately prior to the transaction is exchanged or converted into other property, all outstanding stock awards under the 2005 Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then:

•
with respect to any such stock awards that are held by individuals whose service with us or our affiliates has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction and any vested stock unit awards will be settled by delivery of shares, cash, a combination of shares and cash or other form of consideration; and

•
all other outstanding stock awards will terminate if not exercised prior to the effective date of the corporate transaction provided that no vested stock unit awards will terminate without being settled by delivery of shares, cash, a combination of shares and cash or other form of consideration.

In the event a stock award will terminate if not exercised prior to the effective date of a corporate transaction, our Board may also provide that the holder of such outstanding stock award may not exercise such stock award but will receive a payment equal to the excess of (i) the value of the property that the holder would have received upon exercise of the stock award, over (ii) the exercise price otherwise payable in connection with the stock award.

Change in Control

Our Board has the discretion to provide that a stock award under the 2005 Plan will immediately vest as to all or any portion of the shares subject to the stock award (i) immediately upon the occurrence of specified change-in-control transactions, whether or not such stock award is assumed, continued or substituted by a surviving or acquiring entity in the transaction, or (ii) in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of specified change in control transactions. Stock awards held by participants under the 2005 Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement or in another agreement between us and the participant, including, to the extent applicable, the Severance Plan described elsewhere in this proxy statement.

Plan Amendments

The Board has the authority to amend or terminate the 2005 Plan. However, no amendment or termination of the 2005 Plan will adversely affect any rights under stock awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2005 Plan as required by applicable law and listing requirements.

Plan Termination

Unless sooner terminated by the Board, the 2005 Plan shall automatically terminate on October 12, 2015, which is the day before the tenth anniversary of the date the 2005 Plan was adopted by the Board.

Federal Income Tax Information

The following is a summary of the principal U.S. federal income taxation consequences to participants and us with respect to participation in the 2005 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.  The 2005 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.  Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income, as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Incentive Stock Options. Incentive stock options granted under the 2005 Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Code. There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant disposes of stock acquired through exercise of an incentive stock option after holding such stock for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, (a “qualifying disposition”), the difference, if any, between the amount realized on a sale or other taxable disposition of those shares and the holder’s tax basis in those shares will be long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the exercise price.  However, if the sales proceeds are less than the fair market value of the stock on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale.  If the amount realized on a disqualifying disposition exceeds the fair market value of the stock on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. No taxable income is generally recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes.  Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the stock, the participant will generally recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Purchase Awards and Stock Bonus Awards. Upon receipt of stock pursuant to a stock purchase award or stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock purchase award or stock bonus award are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. Both we and the participant will be required to satisfy certain tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon disposition of the stock acquired upon the receipt of a stock purchase award or stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Unit Awards. No taxable income is generally recognized upon receipt of a stock unit award. In general, the participant will recognize ordinary income in the year in which the shares subject to that unit vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock.  Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation), to an income tax deduction in the year in which such ordinary income is recognized by the participant.

Potential Limitation on Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are granted by a compensation committee or committee of our Board comprised solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that all options and stock appreciation rights granted with an exercise or strike price at least 100% of the fair market value of the stock subject to the option or stock appreciation right on the date of grant qualify as performance-based compensation that is exempt from the $1 million deduction limitation. Compensation attributable to stock bonus awards, stock unit awards, performance awards and other stock awards under the 2005 Plan will not qualify as performance-based compensation, and therefore it remains subject to the $1 million deduction limitation.

New Plan Benefits

Awards under the 2005 Plan are discretionary, and we have not approved any awards that are conditioned on stockholder approval of the 2005 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the 2005 Plan.

Plan Benefits

The following table presents certain information as of September 24, 2012, with respect to awards granted under the 2005 Plan to our (i) named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (iv) all current employees, including non-executive officers, as a group, and (v) each nominee for director.  Since its inception, no shares have been issued under the 2005 Plan to any associate of any director, nominee or executive officer, and no person has been issued or will be issued five percent or more of the total amount of shares issued under the 2005 Plan.

                                                  2005 Plan Benefits
Name and position	Number of shares subject to grants (#)

Bernard A. Hausen, Chief Executive Officer	1,093,000

Bryan D. Knodel, V.P., Research and Development	518,340

Robert Y. Newell, V.P., Finance, Chief Financial Officer	425,295

All Current Executive Officers as a Group	2,814,935

All Current Non-Executive Directors as a Group	246,333

All Current Non-Executive Officer Employees as a Group	991,250

Bernard A. Hausen, Nominee for Director	1,093,000

Kevin T. Larkin, Nominee for Director	46,600

Richard P. Powers, Nominee for Director	46,600

Jeffrey L. Purvin, Nominee for Director	59,933

John Simon, Nominee for Director	46,600

William H. Younger, Jr., Nominee for Director	46,600

THE BOARD OF DIRECTORS RECOMMENDS
 A VOTE IN FAVOR OF PROPOSAL 2.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of June 30, 2012.

Equity Compensation Plan Information

			Number of securities
			Remaining available for
	Number of securities to be	Weighted-average	issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights (1)	reflected in column (a)
Plan Category	(a)	(b)($)	(c)
Equity compensation plans approved by security holders:
1997 Equity Incentive Plan	374,305	$3.16	300,471
2005 Equity Incentive Plan	3,479,866	$2.46	564,962

Equity compensation plans not approved by security holders	0	0	0

Total	3,854,171	$2.53	865,433

(1)       The weighted-average exercise price does not take into account the shares subject to outstanding restricted stock units which have no exercise price.

PROPOSAL 3

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board is requesting stockholder approval of an amendment (the “Amendment”) to our Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of common stock from 65,000,000 shares to 75,000,000 shares.  On October 4, 2012, our Board adopted resolutions declaring that the Amendment was advisable and directing that the Amendment be submitted to a vote of our stockholders at the 2012 Annual Meeting.

Our Restated Certificate currently authorizes the issuance of up to 70,000,000 shares of capital stock, consisting of 65,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. An increase in the number of authorized shares of our common stock to 75,000,000 shares will increase our total capitalization to 80,000,000 shares of capital stock, which includes our previously authorized 5,000,000 shares of preferred stock.

The additional common stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding common stock of Cardica. Adoption of the proposed Amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of Cardica, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and relative voting power of current holders of common stock. If the Amendment is adopted, it will become effective upon our filing of a Certificate of Amendment to our Restated Certificate with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval. However, even if our stockholders approve the proposed Amendment, our Board retains discretion under Delaware law not to implement the proposed Amendment. If our Board were to exercise such discretion, the number of authorized shares would remain at current levels.

In addition to the 36,945,005 shares of common stock outstanding on September 24, 2012, the Board has reserved 4,795,977 shares for issuance upon exercise of options and rights granted under our equity incentive plans (as described in Proposal 2), 6,214,790 shares for issuance to Aspire Capital and MLV pursuant to “at the market” agreements,   and 3,991,205 shares for issuance upon exercise of outstanding warrants.  As a result, as of September 24, 2012, only 13,053,023 shares, or 20%, of our authorized common stock remained unreserved and available for issuance.

Although, at present, the Board of Directors has no specific plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval, except as may be required in particular cases by our Restated Certificate, applicable law, regulatory agencies or the rules of the NASDAQ Stock Market. These purposes may include:  raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding Cardica’s business or product lines through the acquisition of other businesses or products; and other purposes. For example, the additional shares may be used for a financing if we have an appropriate opportunity, and such a financing may require the inclusion of warrants as required in the financing in fiscal year 2010. We do not have any immediate plans to do a financing by issuing additional shares and we continue to pursue other sources of financing, such as corporate development contracts and the sale of distribution rights for our products. However, if we are not successful with these efforts or if our Board determines that a financing through issuing additional shares is attractive,  we want to be in a position to act quickly depending on market conditions. If this proposal is not approved by our shareholders, it is possible that financing alternatives for Cardica may be limited by having a limited number of authorized shares of common stock, and stockholder value may be harmed by this limitation.

During fiscal year 2010, we issued 8,142,082 shares of our common stock and warrants to purchase up to an additional 4,071,046 shares of our common stock in a private placement for net proceeds of approximately $9.9 million.  During fiscal year 2011, we issued 1,249,541 shares of our common stock for net proceeds of $3.0 million in a private placement to a corporate investor in connection with a license agreement.  During fiscal year 2012, we issued 9,091,000 shares of our common stock in a public offering for net proceeds of approximately $13.9 million.

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill”, which would, under certain circumstances related to an acquisition of shares not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. Additionally, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any holder of 15% or more of our capital stock for a period of three years following the date on which the stockholder acquired such ownership percentage, unless, among other things, our Board of Directors has approved the transaction. This statute likewise may discourage, delay or prevent a change of control.

If approved, the Amendment would enable us to amend and restate Paragraph A of Article IV of the Restated Certificate, as follows:

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is eighty million (80,000,000) shares. Of these shares, seventy five million (75,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001) and five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).”

The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve the Amendment. As a result, abstentions and broker non-votes will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013

The Audit Committee of the Board has selected BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. Representatives of BDO USA, LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.  Representatives from Ernst & Young LLP, our prior independent registered public accounting firm, are not expected to be present at the annual meeting.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interest and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the annual meeting on Proposal 4 will be required to ratify the selection of BDO USA, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS
 A VOTE IN FAVOR OF PROPOSAL 4.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of our fiscal year 2012 financial statements, we entered into an engagement agreement with Ernst & Young LLP, which set forth the terms by which Ernst & Young LLP performed audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table represents aggregate fees billed to us for fiscal 2012 and 2011 by Ernst & Young LLP.

	Fiscal Year
	Ended June 30,
	2012	2011
Audit Fees	$485,000	$372,000
Audit-Related Fees	—	—
Tax Fees	—	15,000
All Other Fees	—	—

Total Fees	$485,000	$387,000

Our Audit Committee pre-approved all services provided by Ernst & Young LLP for the fiscal years ended June 30, 2012 and 2011. In the above table, “audit fees” are fees we paid Ernst & Young LLP for professional services for the audit of our financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, assistance with registration statements filed with the SEC and for services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.  In the above table, “tax fees” are fees we paid Ernst & Young LLP for tax compliance services.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. Pre-approval also may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The Audit Committee Charter permits the Audit Committee to delegate pre-approval authority to one or more individuals, such authority having been duly delegated to Mr. Powers, provided that Mr. Powers report any such pre-approvals to the full Audit Committee at its next scheduled meeting.

Change in Independent Registered Public Accounting Firm

Previous Independent Registered Public Accounting Firm

On October 4, 2012, Cardica notified its independent registered public accounting firm, Ernst & Young LLP, of its decision to dismiss Ernst & Young LLP as Cardica's independent registered public accounting firm effective as of that date. The decision to change independent registered public accounting firms was approved by Cardica's Audit Committee.

The report of Ernst & Young LLP on our financial statements for the fiscal year ended June 30, 2012, dated September 28, 2012, included in the Form 10-K filed with the SEC on September 28, 2012, states that our working capital and recurring losses from operations raise substantial doubt about our ability to continue as a going concern.  In addition, the report of Ernst & Young LLP on our financial statements for the fiscal year ended June 30, 2011, dated September 12, 2011, included in the Form 10-K filed with the SEC on September 12, 2011, states that our recurring losses from operations raise substantial doubt about our ability to continue as a going concern.  Other than the foregoing, Ernst & Young LLP’s reports on our financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended June 30, 2012 and 2011, and in the subsequent period through October 4, 2012, the date of Ernst & Young LLP's dismissal, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in connection with their reports on our financial statements for such periods.

There were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended June 30, 2012 and 2011, or in the subsequent period through October 4, 2012.

Ernst & Young LLP’s letter to the SEC stating whether it agrees with the statements in the above paragraphs was filed as an exhibit to our Current Report on Form 8-K filed October  5, 2012.

New Independent Registered Public Accounting Firm

On October 4, 2012, Cardica engaged BDO USA, LLP as its new independent registered public accounting firm, effective immediately.  The decision to engage BDO USA, LLP as Cardica’s independent registered public accounting firm was approved by Cardica’s Audit Committee.  During the years ended June 30, 2012 and 2011, and through October 4, 2012, the date of BDO USA, LLP's engagement, Cardica did not consult with BDO USA, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of September 24, 2012, by:

•	each director of Cardica;

•	each of the executive officers named in the Summary Compensation Table below;

•	all of the directors and executive officers of Cardica as a group; and

•	all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules promulgated by the SEC and includes voting or investment power with respect to securities, as well as shares of common stock subject to options that are currently exercisable or exercisable within 60 days after September 24, 2012. Unless otherwise indicated, the address of each of the individuals listed below is c/o Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063.

	Number of
	Shares of
	Common
	Stock
	Beneficially	Percent
Name and Address of Beneficial Owner	Owned	of Class(1)
5% or Greater Stockholders:
Entities and Persons Affiliated with Allen & Company Incorporated (2) 711 Fifth Avenue New York, NY 10022	2,458,814	6.6%
Entities and Persons Affiliated with Sutter Hill Ventures (3) 755 Page Mill Road, Suite A 200 Palo Alto, CA 94304	5,712,688	14.9%
Entities and Persons Affiliated with Wasatch Advisors, Inc. (4) 150 Social Hall Avenue, 4th Floor Salt Lake City, UT 84111	3,538,333	9.4%
Entities and Persons Affiliated with Prescott Group Capital Management, LLC (5) 1924 S. Utica Ave. Suite 1120 Tulsa, OK 74109	2,316,909	6.1%
Entities and Persons Affiliated with Applied Medical Corporation 22872 Avenida Empresa Rancho Santa Margarita, California 92688	3,300,000	8.9%
Named Executive Officers and Directors:
Bernard A. Hausen, M.D., Ph.D. (6)	1,457,784	3.8%
Bryan D. Knodel (7)	753,106	2.0%
Robert Y. Newell (8)	432,902	1.2%
Kevin T. Larkin (9)	73,491	*
Richard P. Powers (9)	58,266	*
Jeffrey Purvin (9)	59,933	*
John Simon, Ph.D. (10)	1,042,243	2.8%
William H. Younger, Jr. (11)	3,959,374	10.5%
All executive officers and directors as a group (12)	8,221,853	20.3%

*	Less than one percent.

(1)
This table is based upon information provided to us by our officers, directors and certain principal stockholders and upon information about certain principal stockholders known to us based on Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 36,945,005 shares of common stock outstanding on September 24, 2012, adjusted as required by rules promulgated by the SEC.

(2)
Consists of (a) 417,938 shares held by Allen & Company Incorporated, (b) 40,556 shares held by Herbert A. Allen, (c) 96,988 shares held by Susan Allen, (d) 644,099 shares and warrants to purchase 179,641 shares of common stock that are exercisable within 60 days after September 24, 2012, held by Bruce Allen, (e) 801,042 shares, warrants to purchase 199,601 shares of common stock that are exercisable within 60 days after September 24, 2012, and 41,600 shares subject to stock options that are exercisable for common stock within 60 days after September 24, 2012, held by John Simon, a member of our Board, and (f) 37,349 shares held by certain individual accounts for which Herbert A. Allen, III may be deemed to have beneficial ownership. Allen & Company Incorporated disclaims beneficial ownership of the shares described in (b) through (f).

(3)
Consists of (a) 2,431,057 shares and warrants to purchase 662,676 shares of common stock that are exercisable within 60 days after September 24, 2012, held by Sutter Hill Ventures, a California Limited Partnership (“SHV”), (b) 9,726 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P. (“SHAI”), (c) 24,628 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. (“SHQP”), (d) 2,333 shares and 41,600 shares subject to stock options that are exercisable for common stock within 60 days after September 24, 2012, held by William H. Younger, Jr., a member of our Board, (e) 229,771 shares and warrants to purchase 43,818 shares of common stock that are exercisable within 60 days of September 24, 2012, held by William H. Younger, Jr., Trustee, The William H. Younger Revocable Trust U/A/D 8/5/09, (f) 172,869 shares and warrants to purchase 119,761 shares of common stock that are exercisable within 60 days of September 24, 2012, held by SHV Profit Sharing Plan, a retirement trust, for the benefit of Mr. Younger, (g) 181,215 shares and warrants to purchase 39,920 shares of common stock that are exercisable within 60 days after September 24, 2012 that are held by Yovest, L.P. and (h) an aggregate of 1,379,653 shares and warrants to purchase 373,661 shares of common stock that are exercisable within 60 days after September 24, 2012, that are held by individuals and entities associated with Sutter Hill other than by Mr. Younger and affiliates of Mr. Younger.  SHV disclaims beneficial ownership of the shares described in (b) through (h), SHAI disclaims beneficial ownership of the shares described in (a) and (c) through (h) and SHQP disclaims beneficial ownership of the shares described in (a), (b) and (d) through (h).

(4)	Consists of 2,828,833 shares and warrants to purchase 709,500 shares of common stock that are exercisable within 60 days from September 24, 2012.

(5)	Consists of 1,518,506 shares and warrants to purchase 798,403 shares of common stock that are exercisable within 60 days after September 24, 2012.

(6)
Includes 922,809 shares subject to stock options that are exercisable for common stock within 60 days after September 24, 2012 and warrants to purchase 9,980 shares of common stock that are exercisable within 60 days from September 24, 2012.

(7)
Includes (a) 451,077 shares subject to stock options that are exercisable for common stock within 60 days from September 24, 2012 and (b) warrants to purchase 89,821 shares of common stock that are exercisable within 60 days from September 24, 2012.

(8)
Consists of (a) 18,000 shares held in an investment retirement account on behalf of Robert Y. Newell IV, (b) 73,975 shares held by Robert Y. Newell and Ethel N. Newell, Trustees, Newell Family 1999 Trust UA Dated 10/12/99, (c) 334,939 shares subject to stock options that are exercisable for common stock within 60 days after September 24, 2012 and (d) warrants to purchase 5,988 shares of common stock that are exercisable within 60 days from September 24, 2012.

(9)	Includes 54,933 shares subject to stock options that are exercisable for common stock within 60 days after September 24, 2012.

(10)
Includes 41,600 shares subject to stock options that are exercisable for common stock within 60 days after September 24, 2012, and warrants to purchase 199,601 shares of common stock that are exercisable within 60 days after September 24, 2012.

(11)
Includes  (a) 2,431,057 shares and warrants to purchase 662,676 shares of common stock that are exercisable within 60 days after September 24, 2012, held by SHV, (b) 9,726 shares held by SHAI, (c) 24,628 shares held by SHQP, (d) 229,771 shares and warrants to purchase 43,818 shares of common stock that are exercisable within 60 days of September 24, 2012, held by William H. Younger, Jr., Trustee, The William H. Younger Revocable Trust U/A/D 8/5/09, (e) 172,869 shares and warrants to purchase 119,761 shares of common stock that are exercisable within 60 days of September 24, 2012, held by SHV Profit Sharing Plan, (f) 181,215 shares and warrants to purchase 39,920 shares of common stock that are exercisable within 60 days after September 24, 2012 that are held by Yovest, L.P. and (g) 41,600 shares subject to stock options that are exercisable for common stock within 60 days after September 24, 2012.   Mr. Younger disclaims beneficial ownership of the shares described in (a) through (f) except to the extent of his pecuniary interest in such shares.

(12)	Includes shares described in footnotes 6 through 11 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during fiscal 2012 our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to each of them, respectively.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table shows for the fiscal years ended June 30, 2012 and 2011, compensation awarded to or paid to, or earned by, our Chief Executive Officer and our two other most highly compensated executive officers for the year ended June 30, 2012 (the “Named Executive Officers”).

Summary Compensation Table for Fiscal 2012

				Stock	Option	All other
		Salary	Bonus	awards	awards	compensation		Total
Name and principal position	Year	($)	($)	($)(1)(2)	($)(1)(3)	($)		($)
Bernard A. Hausen, M.D., Ph.D.	2012	372,000	44,640	-	61,410	3,880	(4)	481,930
President and Chief Executive Officer	2011	356,125	64,890	-	53,977	3,880	(4)	478,872

Bryan D. Knodel, Ph.D.	2012	270,000	24,300	-	28,899	85,200	(5)	408,399
Vice President, Research and Development	2011	261,620	35,319	-	29,987	85,200	(5)	412,126

Robert Y. Newell	2012	250,000	30,000	-	28,899	—		308,899
Vice President, Finance Chief Financial Officer	2011	242,359	32,718	-	26,989	—		302,066

(1)
These amounts are not cash compensation, but represent the aggregate fair value of the stock grants received by our Named Executive Officers. The aggregate fair value is computed in accordance with FASB ASC Topic 718, excluding the effects of forfeiture with respect to awards subject to performance conditions. Assumptions used in the calculation of these amounts are included in Note 1 to our audited financial statements for the fiscal year ended June 30, 2012, included in our Annual Report on Form 10-K.

(2)
Consists of restricted stock unit awards that vest as to 50% of the award on the first anniversary of the grant date and vest as to the remaining 50% of the award on the second anniversary of the grant date, subject in each case to the holder providing continued service with Cardica on such vesting date.

(3)	Consists of stock option awards that vest in installments of 1/48th of the total award per month, subject in each case to the holder providing continued service with Cardica on such vesting date.

(4)	Consists of the value of insurance premiums paid by us on Dr. Hausen’s behalf.

(5)	Consists of a travel and living allowance of $78,000 and a car allowance of $7,200 relating to commuting to and from California and Arizona on a weekly basis.

Non-Equity Incentive Plan Compensation

Our annual cash bonuses are intended to align our named executive officers’ compensation with our business objectives and performance and with the interests of our stockholders and to enable us to retain and reward named executive officers who demonstrate strong performance. Annual cash bonuses are discretionary, but the Compensation Committee follows guidelines that set bonus targets (expressed as a percentage of base salary) based on the applicable position and take into account the achievement of company-wide objectives and individual performance. The bonus targets are reviewed annually by the Board and Compensation Committee. The Compensation Committee follows guidelines with respect to the portions of each named executive officer’s total bonus target that are tied to the company-wide and individual performance. Whether or not a bonus is paid for any year is within the discretion of the Board. The actual bonus awarded in any year, if any, may be more or less than the targets, depending on individual performance and the achievement of company-wide objectives. The Compensation Committee retains the discretion to increase, reduce or eliminate the bonus award that otherwise might be payable to any individual based on actual performance as compared to the individual’s pre-established bonus target, and to pay bonuses even if certain corporate goals or individual performance objectives are not met.

The Compensation Committee has not determined whether it would attempt to recover bonuses from our named executive officers if the performance objectives that led to a bonus determination were to be restated, or found not to have been met to the extent originally believed by the Compensation Committee.

In August 2012, the Compensation Committee determined that Cardica had achieved its fiscal 2012 objectives at the 30% level. Accordingly, the Compensation Committee recommended the payment of bonuses to the named executive officers in the amount of 30% of the target bonus amount for each named executive officer. The Compensation Committee’s recommendations were approved by the Board in August 2012.

Bernard A. Hausen, M.D., Ph.D. — President and Chief Executive Officer

In August 2012, the Compensation Committee recommended, and the Board approved, that Dr. Hausen should be rewarded based on 30% achievement of his 40% target bonus. Accordingly, Dr. Hausen was awarded a cash bonus award of $44,640 (30% of 40% of $372,000 base salary for fiscal 2012, rounded) as compensation for his performance in fiscal 2012.

In August 2011, the Compensation Committee recommended, and the Board approved, that Dr. Hausen should be rewarded based on 45% achievement of his target 40% bonus. Accordingly, Dr. Hausen was awarded a cash bonus award of $64,890 (45% of 40% of $360,500 base salary for fiscal 2011, rounded) as compensation for his performance in fiscal 2011.

In August 2011, the Compensation Committee recommended, and the Board approved, that Mr. Hausen should be granted an option to purchase 85,000 shares of Common Stock vesting at a rate of 1/48th per month following the Vesting Commencement Date, August 31, 2011, provided that Mr. Hausen continues to provide services to Cardica.

Bryan D. Knodel, Ph.D. — Vice President, Research and Development

In August 2012, the Compensation Committee recommended, and the Board approved, that Dr. Knodel should be rewarded based on 30% achievement of his 30% target bonus. Accordingly, Dr. Knodel was awarded a cash bonus award of $24,300 (30% of 30% of $270,000 base salary for fiscal 2012, rounded) as compensation for his performance in fiscal 2012.

In August 2011, the Compensation Committee recommended, and the Board approved, that Dr. Knodel should be rewarded based on 45% achievement of his target 30% bonus. Accordingly, Dr. Knodel was awarded a cash bonus award of $35,319 (45% of 30% of $261,620 base salary for fiscal 2011, rounded) as compensation for his performance in fiscal 2011.

In August 2011, the Compensation Committee recommended, and the Board approved, that Dr. Knodel should be granted an option to purchase 40,000 shares of Common Stock vesting at a rate of 1/48th per month following the Vesting Commencement Date, August 31, 2011, provided that Dr. Knodel continues to provide services to us.

 Dr. Knodel receives a travel, living and car allowance for commuting to and from California and Arizona on a weekly basis.

Robert Y. Newell — Chief Financial Officer and Vice President, Finance

In August 2012, the Compensation Committee recommended, and the Board approved, that Mr. Newell should be rewarded based on 30% achievement of his target 30% bonus. Accordingly, Mr. Newell was awarded a cash bonus award of $22,500 (30% of 30% of $250,000 base salary for fiscal 2012, rounded) as compensation for his performance in fiscal 2012.  Additionally, the Compensation Committee recommended, and the board approved, a special bonus award for outstanding work performed during fiscal 2012 in the amount of $7,500.  Mr. Newell received an aggregate of $30,000 ($22,500 plus $7,500) in cash bonus awards as compensation for his performance in fiscal 2012.

In August 2011, the Compensation Committee recommended, and the Board approved, that Mr. Newell should be rewarded based on 45% achievement of his target 30% bonus. Accordingly, Mr. Newell was awarded a cash bonus award of $32,718 (45% of 30% of $242,359 base salary for fiscal 2011, rounded) as compensation for his performance in fiscal 2011.

In August 2011, the Compensation Committee recommended, and the Board approved, that Mr. Newell should be granted an option to purchase 40,000 shares of Common Stock vesting at a rate of 1/48th per month following the Vesting Commencement Date, August 31, 2011, provided that Mr. Newell continues to provide services to Cardica.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended June 30, 2012, certain information regarding outstanding equity awards at fiscal year end for our Named Executive Officers.

Outstanding Equity Awards At June 30, 2012

	Option Awards

	Number of	Number of
	securities	securities
	underlying	underlying
	unexercised	unexercised	Option
	options	options	exercise	Option
	(#)	(#)	price	expiration
Name	exercisable	unexercisable (1)	($)	date
Bernard A. Hausen, M.D., Ph.D.	50,000	0	2.25	3/5/13
	33,333	0	2.25	5/28/13
	49,999	0	2.85	3/24/14
	40,000	0	2.85	7/19/15
	35,000	0	8.00	3/29/16
	65,000	0	6.03	6/27/14
	83,229	1,771	9.20	8/13/15
	130,208	24,792	1.55	8/18/16
	297,083	162,917	1.12	11/11/16
	41,249	48,751	2.18	8/18/17
	17,708	67,292	2.28	8/31/18

Bryan D. Knodel	862	0	2.85	1/29/14
	1,784	0	2.85	3/24/14
	15,020	0	2.85	5/19/14
	1,660	0	2.85	7/14/14
	1,723	0	2.85	9/21/14
	2,401	0	2.85	11/17/14
	2,195	0	2.85	2/2/15
	1,450	0	2.85	3/24/15
	70,227	0	2.85	7/19/15
	10,000	0	8.00	3/29/16
	25,000	0	6.03	6/27/14
	24,479	521	9.20	8/13/15
	88,756	14,584	1.55	8/18/16
	135,625	74,375	1.12	11/11/16
	22,916	27,084	2.18	8/18/17
	8,333	31,667	2.28	8/31/18

Robert Y. Newell	26,666	0	2.25	5/28/13
	6,000	0	2.85	3/24/14
	20,000	0	2.85	7/19/15
	20,000	0	8.00	3/29/16
	25,000	0	6.03	6/27/14
	24,479	521	9.20	8/13/15
	63,628	11,667	1.55	8/18/16
	90,416	49,584	1.12	11/11/16
	20,625	24,375	2.18	8/18/17
	8,333	31,667	2.28	8/31/18

(1)	Options vest in installments of 1/48th of the total grant per month, subject in each case to the holder providing continued service with Cardica on such vesting date.

Potential Payments Upon Termination or Change-in-Control

On February 11, 2009, our Board approved a Change in Control Severance Benefit Plan (the “Severance Plan”) for our employees who are serving at or above the level of director and are designated as a participant by the Board (the “Eligible Employees”). The Severance Plan provides for the payment of certain benefits to Eligible Employees if an Eligible Employee’s employment with us is involuntarily terminated by us or our successor without Cause (as such term is defined in the Severance Plan) immediately prior to, on or within 18 months following the effective date of a Change in Control (as defined in the Severance Plan) or upon the Eligible Employee’s Resignation for Good Reason (as defined in the Severance Plan) on or within 18 months following the effective date of a Change in Control (such termination or resignation referred to in the Severance Plan as a “Qualifying Termination”). The Severance Plan supersedes any previously established or maintained severance benefit agreement, plan, policy or practice applicable to any Eligible Employees in connection with a Qualifying Termination, whether formal or informal, written or unwritten, and also supersedes any employment agreement between us and an Eligible Employee regarding such individual’s rights to severance benefits in connection with a Qualifying Termination.

The Severance Plan provides for the following benefits, in exchange for an effective release of claims and compliance with certain non-solicitation obligations:

Cash Severance Benefit - Eligible Employees shall be entitled to receive a lump sum cash severance benefit (referred to in the Severance Plan as the “Cash Severance”) as set forth below.

Eligible Employee’s Position/Level Immediately Prior to
Qualifying Termination Event	Amount
Chief Executive Officer	1.5 x (Base Salary + Bonus Amount)
Vice President	1.0 x (Base Salary + Bonus Amount)
Director	Four (4) months of Base Salary

Continued Group Health Plan Benefits — If an Eligible Employee timely elects to continue coverage of a group health plan sponsored by us under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we will pay the applicable premiums on behalf of the Eligible Employee for the Eligible Employee’s continued coverage under such plans, including coverage for the Eligible Employee’s eligible dependents, for up to 18 months for the Chief Executive Officer, 12 months for a Vice President and four months for a Director, or such earlier date as the Eligible Employee or his or her dependents cease to be eligible for continued coverage.

Accelerated Vesting — All equity awards held by an Eligible Employee prior to termination will become fully vested and, as applicable, exercisable as of the date of termination.

Modified Tax Gross-Up — If payments and benefits in connection with a Change in Control (including payments under the Severance Plan) constitute “parachute payments” that are subject to excise taxes imposed by Section 4999 (the “Excise Tax”) of the Code, we will determine which of the following two alternative amounts of payment under the Severance Plan shall be paid to the Eligible Employee: (i) payment in full of the entire amount of the payment (a “Full Payment”), or (ii) payment of only a part of the payment so that the Eligible Employee receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”). A Reduced Payment will only be made if (x) payment of the Full Payment would result in the imposition of the Excise Tax, (y) payment of the Reduced Payment would not result in the imposition of the Excise Tax, and (z) in the case of employees who are above the level of director, the Reduced Payment is not less than the Full Payment minus an amount of cash equal to the product of (I) 0.5 multiplied by (II) the Cash Severance.

If the Full Payment is made and is subject to the Excise Tax, we will pay the Eligible Employee an additional payment (a “Gross-Up Payment”) equal to (A) the Excise Tax on the Full Payment, (B) any interest or penalties imposed on the Eligible Employee with respect to the Excise Tax on the Full Payment, and (C) an additional amount sufficient to pay the Excise Tax and the federal and state income and employment taxes arising from the payments made by us to the Eligible Employee pursuant to (A), (B) and (C). We will reduce an Eligible Employee’s severance benefits, in whole or in part, by the amount of any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by Cardica in connection with the Eligible Employee’s termination or resignation.

The amount of compensation and benefits payable to each named executive officer under the Severance Plan has been estimated in the table below. The table below does not include amounts in which the named executive officer had already vested as of June 30, 2012. Such vested amounts would include vested stock options and accrued wages and vacation. The tables below also do not include the impact of equity awards granted to the named executive officers after June 30, 2012. The actual amount of compensation and benefits payable in any termination event can only be determined at the time of the termination of the named executive officer’s employment with Cardica.

		Continuation	Acceleration	Acceleration
	Cash	of Health	of Stock	of Restricted
	Severance	Care Benefits	Option	Stock Vesting	Tax Gross-
Name	Benefit (1)	(2)	Vesting (3)	(4)	Up	Total
Bernard A. Hausen, M.D., Ph.D.	$624,960	$30,064	$131,998	$-	$274,232	$1,061,254
Bryan D. Knodel, Ph.D.	$294,300	$20,042	$61,338	$-	$129,139	$504,819
Robert Y. Newell	$280,000	$15,731	$41,534	$-	$122,864	$460,129

(1)	The amounts listed in this column do not include the payment of accrued salary and vacation that would be due upon termination of employment.

(2)	Represents the present value of the continuation of our current employee benefits, including medical, dental, and vision insurance.

(3)
The amounts listed in this column represent the difference between the exercise price of unvested options and the closing price of $1.88 of our common stock on June 30, 2012. Only unvested options which had an exercise price less than $1.88 were included in the calculation.

(4)	The amounts listed in this column represent the value of accelerated vesting on restricted stock units, based on the closing price of $1.88 of our common stock on June 30, 2012.

Director Compensation

The following table shows for the fiscal year ended June 30, 2012, certain information with respect to the compensation of all of our non-employee directors:

Director Compensation for Fiscal 2012

	Fees earned or		Option
	paid in cash		awards	Total
Name	($)(1)		($)(2)(3)	($)
Kevin T. Larkin	$62,500	(4)	$14,088	$76,588
Richard P. Powers	$45,000	(5)	$14,088	$59,088
John Simon, Ph.D.	$26,000	(6)	$14,088	$40,088
Jeffrey L. Purvin	$46,000	(7)	$14,088	$60,088
William H. Younger, Jr.	$38,500	(8)	$14,088	$52,588

(1)
Amounts shown in this column represent the annual fees paid to each director in fiscal year 2012 under our non-employee director compensation plan, including an annual retainer and meeting attendance fees in the amounts set forth below:

				Committee Meeting
				Attended
	Annual	Board Meeting Attended			By
	Retainer	In Person	By Telephone	In Person	Telephone
Board Chairman	$40,000	$2,500	$700	$650	$500
Audit Committee Chairman	$30,000	$2,000	$500	$650	$500
Compensation Committee Chairman	$27,500	$2,000	$500	$650	$500
Nominating Committee Chairman	$25,000	$2,000	$500	$650	$500
Board Member (other than Board or Committee Chairs)	$20,000	$2,000	$500	$650	$500

(2)
These amounts are not cash compensation, but represent the aggregate fair value of the stock grants received by our Named Executive Officers. The aggregate fair value is computed in accordance with FASB ASC Topic 718, excluding the effects of forfeiture with respect to awards subject to performance conditions. Assumptions used in the calculation of these amounts are included in Note 1 to our audited financial statements for the fiscal year ended June 30, 2012, included in our Annual Report on Form 10-K.  The following option awards held by our non-employee directors were outstanding on June 30, 2012: 54,933 for Mr. Larkin; 54,933 for Mr. Powers; 41,600 for Mr. Simon; 54,933 for Mr. Purvin; and 41,600 for Mr. Younger.

(3)
Under the non-employee director compensation plan for fiscal year 2012, each non-employee director was granted an option to purchase 12,200 shares of our common stock immediately following our 2011 Annual Meeting of Stockholders, with such options vesting monthly over the ensuing year. Any new non-employee director, automatically upon his or her becoming a director, would have been granted an option to purchase 36,100 shares of our common stock, vesting monthly over three years.

(4)	Amount includes $14,500 earned during fiscal year 2012 and paid during fiscal year 2013.

(5)	Amount includes $10,500 earned during fiscal year 2012 and paid during fiscal year 2013.

(6)	Amount includes $5,500 earned during fiscal year 2012 and paid during fiscal year 2013.

(7)	Amount includes $10,375 earned during fiscal year 2012 and paid during fiscal year 2013.

(8)	Amount includes $9,250 earned during fiscal year 2012 and paid during fiscal year 2013.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

Our Code of Business Conduct and Ethics provides that any transaction that may involve a conflict of interest and involves any executive officer or director of ours, including any of their immediate family members, and any entity owned or controlled by such persons must be authorized by our Audit Committee or other independent committee of the Board.

Certain Related-Person Transactions

Limitations on Liability and Indemnification

Our amended and restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision does not eliminate a director’s duty of care and, in appropriate circumstances; equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty to us or our stockholders and for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for unlawful payment of dividends or stock repurchases or for any transaction in which the director derived an improper personal benefit. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and may indemnify our other officers, employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under our amended and restated bylaws, we are also empowered to enter into indemnification agreements with our directors, officers and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. We have procured and intend to maintain a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Severance Obligations and Change-in-Control Vesting Provisions

Our named executive officers are entitled to severance pay and certain stock options held by our named executive officers are subject to accelerated vesting upon a change-in-control, each as described under “Potential Payments Upon Termination or Change-in-Control.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cardica, Inc. stockholders will be “householding” our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker. In addition, you may also direct your written request to Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063, Attn: Robert Y. Newell, Secretary or contact Robert Y. Newell at (650) 364-9975. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Cardica, Inc. will promptly deliver, upon written or oral request to the address or telephone number above, a separate set of annual meeting materials to a stockholder at a shared address to which a single set of annual meeting materials was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Robert Y. Newell
Secretary

October       , 2012

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended June 30, 2012, is available without charge upon written request to: Corporate Secretary, Robert Y. Newell, Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063.

Annex A

2005 Equity Incentive Plan, As Amended

Cardica, Inc.

2005 Equity Incentive Plan

Adopted by the Board of Directors:  October 13, 2005
Approved by the Stockholders:  December 27, 2005
As Amended by the Board of Directors: September 29, 2006
Approved by the Stockholders: November 8, 2006
As Amended by the Board of Directors: October 10, 2007
Approved by the Stockholders: November 14, 2007
As Amended by the Board of Directors: August 13, 2008
Approved by the Stockholders: November 19, 2008
As Amended by the Board of Directors: October 1, 2009
Approved by the Stockholders: November 11, 2009
As Amended by the Board of Directors: September 22, 2010
Approved by the Stockholders: November 9, 2010
As Amended by the Board of Directors: August 31, 2011
Approved by the Stockholders:  November 17, 2011
As Amended by the Board of Directors: October 4, 2012
Approved by the Stockholders:
Termination Date:  October 12, 2015

1.             General.

(a)           Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b)           Available Stock Awards.  The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, and (vii) Other Stock Awards.

(c)           Purpose.  The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.             Definitions.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)           “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Capitalization Adjustment” has the meaning ascribed to that term in Section 10(a).

(d)           “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any material contract or agreement between the Participant and the Company or any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct.  The determination that a termination is for Cause shall be made by the Company in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e)           “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)           there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)          the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv)           there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)            individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(f)           “Code” means the Internal Revenue Code of 1986, as amended.

(g)          “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

(h)          “Common Stock” means the common stock of the Company.

(i)           “Company” means Cardica, Inc., a Delaware corporation.

(j)           “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k)           “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate.  For example, a change in status from an employee of the Company to a consultant  of an Affiliate or to a Director shall not constitute an interruption of Continuous Service.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(l)           “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)           a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)          the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)           the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m)           “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(n)          “Director” means a member of the Board.

(o)           “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(p)           “Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(q)           “Entity” means a corporation, partnership or other entity.

(r)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)           “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 13, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(t)           “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Market (formerly the Nasdaq National Market) or the Nasdaq Capital Market (formerly the Nasdaq SmallCap Market), the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable.  Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(u)          “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)           “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(w)           “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x)           “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)           “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa)           “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb)         “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc)         “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(f).

(dd)         “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ee)          “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ff)          “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg)        “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(hh)        “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) increases in revenue or product revenue; (xviii) expenses and cost reduction goals; (xix) improvement in or attainment of expense levels; (xx) improvement in or attainment of working capital levels; (xxi) economic value added; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes; (xxviii) customer satisfaction; (xxix) total stockholder return; (xxx) stockholders’ equity; and (xxxi) other measures of performance selected by the Board.  Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.  The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(ii)          “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index.  The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.  The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(jj)          “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award.

(kk)       “Performance Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

(ll)          “Plan” means this Cardica, Inc. 2005 Equity Incentive Plan.

(mm)      “Prior Plan” means the Company’s 1997 Equity Incentive Plan in effect immediately prior to the effective date of the Plan as set forth in Section 13.

(nn)        “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(oo)         “Securities Act” means the Securities Act of 1933, as amended.

(pp)         “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

(qq)         “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(rr)         “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, Performance Stock Award, or any Other Stock Award.

(ss)         “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(tt)          “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(uu)        “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant.  Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

(vv)         “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(ww)       “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant.  Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

(xx)         “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

(yy)         “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant.  Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(zz)         “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa)       “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.           Administration.

(a)           Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b)           Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(ii)           To determine from time to time (1) which of the persons eligible under the Plan shall be granted Stock Awards; (2) when and how each Stock Award shall be granted; (3) what type or combination of types of Stock Award shall be granted; (4) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(iii)          To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(iv)          To amend the Plan or a Stock Award as provided in Section 11.

(v)           To terminate or suspend the Plan as provided in Section 12.

(vi)          Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(vii)         To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c)           Delegation to Committee.

(i)            General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)           Section 162(m) and Rule 16b-3 Compliance.  In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.  In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)           Delegation to an Officer.  The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself.  Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(t)(ii) above.

(e)           Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f)           Cancellation and Re-Grant of Stock Awards.  Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within a twelve (12) month period preceding or following such an event.

4.           Shares Subject to the Plan.

(a)           Share Reserve.  Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, 5,400,000 shares of Common Stock. In addition, the share reserve shall be increased from time to time by the number of shares of Common Stock that (i) are issuable pursuant to stock awards outstanding under the Company’s Prior Plan as of the effective date of the Plan (as set forth in Section 13), and (ii) but for the termination of the Prior Plan as of the effective date of the Plan, would otherwise have reverted to the share reserve of the Prior Plan.

(b)           Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(f), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan.  If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan.  If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.  Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 10(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 4,658,377 shares of Common Stock plus the amount of any increase in the number of shares that may be available for issuance pursuant to Stock Awards pursuant to Section 4(a).

(c)           Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.           Eligibility.

(a)           Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees.  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)           Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)           Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than two hundred thousand (200,000) shares of Common Stock during any calendar year.

(d)           Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.           Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)           Term.  The Board shall determine the term of an Option; provided, however,  that subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of grant.

(b)           Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c)           Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(d)           Consideration.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below.  The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.  The methods of payment permitted by this Section 6(d) are:

(i)            by cash or check;

(ii)          pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; provided, however, that such program is not in violation of the prohibition on the extension of credit to the Company’s executive officers and Directors under Section 402 of the Sarbanes-Oxley Act of 2002, in the opinion of counsel acceptable to the Company;

(iii)         by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)           by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or

(v)            according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (ii) the classification of the Option as a liability for financial accounting purposes.

(e)           Transferability of Options.  The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i)             Restrictions on Transfer.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(ii)           Domestic Relations Orders.  Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(iii)          Beneficiary Designation.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(f)           Vesting Generally.  The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal.  The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g)           Termination of Continuous Service.  In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(h)           Extension of Termination Date.  An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(i)           Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j)           Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement.  If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.  If the Optionholder designates a third party beneficiary of the Option in accordance with Section 6(e)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from the Option exercise.

(k)           Termination for Cause.  In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding.

7.           Provisions of Stock Awards other than Options.

(a)           Stock Purchase Awards.  Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board.  The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical; provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)             Purchase Price.  At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award.  To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

(ii)           Consideration.  At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award.  The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash or by check at the time of purchase, (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant, (iii) by past or future services rendered to the Company or an Affiliate, or (iv) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(iii)          Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)           Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement.  At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (i) the Fair Market Value on the relevant date, or (ii) the Participant’s original cost for such shares.  The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

(v)            Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

(b)           Stock Bonus Awards.  Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board.  The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  A Stock Bonus Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)           Vesting.  Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)          Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv)           Transferability.  Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

(c)           Stock Unit Awards.  Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)             Consideration.  At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)           Vesting.  At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)          Payment.  A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

(iv)           Additional Restrictions.  At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

(v)            Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

(vi)           Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(d)           Stock Appreciation Rights.  Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)             Strike Price and Calculation of Appreciation.  Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii)           Vesting.  At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(iii)          Exercise.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(iv)           Payment.  The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v)            Termination of Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.  If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(e)           Performance Stock Awards.  A Performance Stock Award is any Stock Award that may be granted, may vest, or may be exercised based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both.  The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion.  The maximum benefit to be received by any individual in any calendar year attributable to Performance Stock Awards shall not exceed the value of two hundred thousand (200,000) shares of Common Stock.

(f)            Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7.  Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.           Covenants of the Company.

(a)           Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)           Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.           Miscellaneous.

(a)           Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)           Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)           No Employment or Other Service Rights.  Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)           Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(e)           Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)           Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); or (iii) by such other method as may be set forth in the Stock Award Agreement.

(g)           Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

10.           Adjustments upon Changes in Common Stock; Corporate Transactions.

(a)           Capitalization Adjustments.  If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 13 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and number of securities subject to each outstanding stock award under the Prior Plan that are added from time to time to the share reserve under the Plan pursuant to Section 4(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(b), (iv) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 7(e), and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)           Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)           Corporate Transaction.  The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

(i)            Stock Awards May Be Assumed.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction.  A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award.  The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).

(ii)           Stock Awards Held by Current Participants.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).  No vested Stock Unit Award shall terminate pursuant to this Section 10(c)(ii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

(iii)          Stock Awards Held by Former Participants.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.  No vested Stock Unit Award shall terminate pursuant to this Section 10(c)(iii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

(iv)           Payment for Stock Awards in Lieu of Exercise.  Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.

(d)           Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.  A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control.  In the absence of such provisions, no such acceleration shall occur.

11.           Amendment of the Plan and Stock Awards.

(a)           Amendment of Plan.  Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 10(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

(b)           Stockholder Approval.  The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c)           Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)           No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(e)           Amendment of Stock Awards.  The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

12.           Termination or Suspension of the Plan.

(a)           Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

13.           Effective Date of Plan.

The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised (or, in the case of a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14.           Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

Preliminary Copy

CARDICA

IMPORTANT ANNUAL MEETING INFORMATION

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000000000.000000 ext 000000000.000000 ext
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000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 13, 2012.

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Annual Meeting Proxy Card Solicited by the Board of Directors of Cardica, Inc. 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold
01 - Bernard A. Hausen, M.D., Ph.D.	☐	☐
02 - Kevin T. Larkin	☐	☐
03 - Richard P. Powers	☐	☐
04 - Jeffrey L. Purvin	☐	☐
05 - John Simon, Ph.D.	☐	☐
06 - William H. Younger, Jr.	☐	☐

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Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cardica, Inc.

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, November 13, 2012
11:30 a.m., Pacific Time
Cardica, Inc.
900 Saginaw Drive
Redwood City, CA 94063

Bernard A. Hausen, M.D., Ph.D. and Robert Y. Newell (the "Proxies"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Cardica, Inc. to be held on November 13, 2012, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Proposals to be voted on appear on reverse side.)